Exhibit 23.1

Chang G. Park, CPA, Ph. D.

t 2667 CAMINO DEL RIO SOUTH PLAZA B t SAN DIEGO t CALIFORNIA 92108t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

_____________________________________________________________________________________

October 22, 2010

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 15, 2010 relating to the financial statements as of September 30, 2010 of Solo International, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ Chang G. Park

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Chang G. Park, CPA